Exhibit 32.1

Statement of Chief Executive Officer Pursuant to 18 U.S.C. § 1350

In connection with the Quarterly Report of Highlands Bankshares, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, as the chief executive officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John G. Van Meter
John G. Van Meter, Chairman of the Board, President & Chief Executive Officer
May 15, 2012

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